Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Preliminary Prospectus and Statement of Additional Information and to the incorporation by reference of our report dated September 23, 2011 on the September 21, 2011 Statement of Assets and Liabilities in Post-Effective Amendment No. 1 to the Registration Statement (Form N-2 Registration No. 333-175662) of Guggenheim Equal Weight Enhanced Equity Income Fund.

/s/ Ernst & Young LLP

Chicago, Illinois
November 3, 2011